TWO-YEAR CHANGE IN CONTROL AGREEMENT

     This Change in Control Agreement (the "Agreement") is made effective as of the 29th day of March, 2010 (the "Effective Date"), by and between OmniAmerican Bank (the "Bank"), a federally chartered stock savings bank that is headquartered in Fort Worth, Texas, and Terry Almon ("Executive").

                                   WITNESSETH

     WHEREAS, the Bank is a wholly owned subsidiary of OmniAmerican Bancorp, Inc., a corporation organized under the laws of the State of Maryland (the "Company");

     WHEREAS, Executive is currently employed as Senior Executive Vice President and Chief Operating Officer of the Bank;

     WHEREAS, the Company and the Bank desire to be ensured of Executive's continued active participation in the business of the Bank;

     WHEREAS, in order to induce Executive to remain in the employ of the Bank and in consideration of Executive's agreeing to remain in the employ of the Bank, the parties desire to specify the severance benefits which shall be due Executive in the event that her employment with the Bank is terminated under specified circumstances.

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   TERM OF AGREEMENT

     (a) The term of this Agreement shall begin as of the Effective Date and shall continue for twenty-four (24) full calendar months hereafter.

     (b) Commencing on the first anniversary date of this Agreement (the "Anniversary Date") and continuing on each Anniversary Date thereafter, the disinterested members of the Board will conduct a comprehensive evaluation and review of Executive for purposes of determining whether to extend this Agreement, and the results thereof will be included in the minutes of the Board's meeting. On the basis of the results of the comprehensive performance evaluation, the disinterested members of the Board may extend the term of this Agreement for an additional year such that the remaining term shall be twenty-four (24) months ("Renewal Term"), unless written notice of non-renewal is provided to Executive at least thirty (30) days prior to any such Anniversary Date, in which case the term of this Agreement shall be fixed and shall terminate at the end of the twenty-four (24) months following such Anniversary Date.

2.   DEFINITIONS

     (a) Change in Control. For purposes of this Agreement, a "Change in Control" means any of the following events:

           (i) Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Bank or the Company, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

           (b) Acquisition of Significant Share Ownership: There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's or the Bank's voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company's or the Bank's voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

           (c) Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company's or the Bank's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's or the Bank's Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders or corporators) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

           (d) Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

         (b) Good Reason shall mean a termination by Executive following a Change in Control if, without Executive's express written consent, any of the following occurs:

           (1) failure to elect or reelect or to appoint or reappoint Executive as Senior Executive Vice President and Chief Operating Officer;

           (2) a material change in Executive's position to become one of lesser responsibility, importance or scope then the position Executive held immediately prior to the Change in Control;

           (3) a liquidation or dissolution of the Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of Executive;

           (4) a material reduction in Executive's base salary;

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

           (5) a material reduction in the aggregate welfare and/or fringe benefits provided to Executive from those provided at the effective date of the Change in Control (except in the event of an employer-wide reduction in such benefits, provided that the reduction in Executive's benefits is not in excess of the average percentage applicable to other executive officers of the employer as a group); or

           (6) a relocation of Executive's principal place of employment by more than 50 miles from its location as of the date of this Agreement.

           provided, however, that prior to any termination of employment for Good Reason, Executive must first provide written notice to the Bank (or its successor) within ninety (90) days following the initial existence of the condition, describing the existence of such condition, and the Bank shall thereafter have the right to remedy the condition within thirty (30) days of the date the Bank received the written notice from Executive. If the Bank remedies the condition within such thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Bank does not remedy the condition within such thirty (30) day cure period, then Executive may deliver a Notice of Termination for Good Reason at any time within sixty (60) days following the expiration of such cure period.

     (c) Termination for Cause shall mean termination because of, in the good faith determination of the Board, Executive's:

           (1) personal dishonesty;

           (2) incompetence;

           (3) willful misconduct;

           (4) breach of fiduciary duty involving personal profit;

           (5) material breach of the Bank's Code of Ethics;

           (6) material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank;

           (7) intentional failure to perform stated duties;

           (8) willful violation of any law, rule or regulation (other than traffic violations or similar offenses), any felony conviction, any violation of law involving moral turpitude, or any violation of a final cease-and-desist order; or

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

           (9) material breach by Executive of any provision of this Agreement.

     A determination of whether Executive's employment shall be terminated for Cause shall be made at a meeting of the Board called and held for such purpose, or in such other manner as is permitted under the By-laws of the Bank, upon a finding that in good faith opinion of the Board an event set forth in clauses
(1), (2), (3), (4), (5), (6), (7), (8), or (9) above has occurred and specifying the particulars thereof in detail.

     (d) For purposes of this Agreement, any termination of Executive's employment for which a payment or benefit is due under this Agreement, shall be construed to require a "Separation from Service" in accordance with Section 409A of the Internal Revenue Code ("Code") and the regulations promulgated thereunder, such that the Bank and Executive reasonably anticipate that the level of bona fide services Executive would perform after termination of employment would permanently decrease to a level that is less than 20% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36)-month period.

3.   BENEFITS UPON TERMINATION

     (a) The Board or the President of the Bank may terminate Executive's employment at any time prior to the occurrence of a Change in Control and Executive shall not be entitled to any payments or benefits hereunder. This Agreement shall terminate upon Executive's termination of employment prior to the occurrence of a Change in Control. Following the occurrence of a Change in Control, the Board may terminate Executive's employment at any time, but any such termination, other than termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. If Executive's employment by the Bank shall be terminated subsequent to a Change in Control and during the term of this Agreement by (i) the Bank for other than Cause, or (ii) Executive for Good Reason, then the Bank, or its successor, shall:


           (1) pay Executive,  or in the event of Executive's  subsequent death,
               Executive's   beneficiary   or   beneficiaries   or  estate,   as
               applicable, a cash severance amount equal to two times:

               (i) Executive's base salary in effect as of the Date of Termination, and

               (ii) the highest rate of bonus earned by Executive  from the Bank
                    (including amounts deferred at the Executive's election) during the calendar year in which termination occurs or either of the two calendar years immediately preceding the year in which the termination occurs, payable by lump sum within thirty (30) business days of the Date of Termination.

           (2) pay for or permit Executive to purchase such continued health care coverage for Executive and Executive's family as is customarily available to employees of the Bank and as required under the Consolidated Omnibus Budget Reconciliation Act of 1985,

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

               as amended from time to time ("COBRA") and the Texas health care continuation laws for the maximum period required under applicable law. In the event Executive is required to purchase such coverage, the Bank shall reimburse the Executive for the premiums paid by Executive, no less frequently than quarterly and within 15 days following the end of a quarter, such that premiums paid in the first quarter of a calendar year shall be reimbursed by April 15, premiums paid in the second quarter shall be reimbursed by July 15, etc., provided that the Bank shall only be obligated to reimburse Executive for such premiums for the lesser of: (i) the aggregate period required by COBRA and the Texas health care continuation laws, or (ii) two years from the date of Executive's termination of employment.

     (b) In no event shall the payments or benefits to be made or provided to Executive under Section 3 hereof (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount, the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with Section 280G of the Code. The reduction of the Termination Benefits provided by this Section 3 shall be applied to the cash severance benefits otherwise payable under Section 3(a) hereof.

4.   NOTICE OF TERMINATION

     Any purported termination by the Bank or by Executive in connection with or following a Change in Control shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the Date of Termination and, in the event of termination by Executive, the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a termination for Cause, shall be immediate). In no event shall the Date of Termination exceed thirty (30) days from the date the Notice of Termination is given.

5.   SOURCE OF PAYMENTS

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank.

6.   REQUIRED REGULATORY PROVISIONS

     (a) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) (12 USC  ss.1818(e)(3)) or 8(g)(1) (12 USC ss.1818(g)(1)) of the
Federal  Deposit  Insurance  Act  ("FDIA"),  the Bank's  obligations  under this
Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld

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

while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

     (b) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) (12 U.S.C.  ss.1818(e)(4)) or 8(g)(1) (12 U.S.C.  ss.1818(g)(1))
of FDIA, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (c) If the Bank is in default as defined in Section 3(x)(1) (12 U.S.C. ss.1813(x)(1)) of FDIA, all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

     (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 U.S.C. ss.1823(c)) of FDIA; or (ii) by the Director of OTS or his or her designee at the time the Director of OTS or his or her designee approves a supervisory merger to resolve problems related to operations of the Bank or when the Bank is determined by the Director of OTS or his or her designee to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (e) Notwithstanding anything herein to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of FDIA, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R.
Part 359.

     (f) Notwithstanding anything herein to the contrary, payments to or for the benefit of Executive hereunder shall not exceed three times Executive's annual average compensation for the five most recent taxable years, within the meaning of Section 310 of the Office of Thrift Supervision Examination Handbook.

7.   NO ATTACHMENT

     Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

8.   ENTIRE AGREEMENT; MODIFICATION AND WAIVER

     (a) This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of

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

this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

     (b) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (c) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.   SEVERABILITY

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

10.  HEADINGS FOR REFERENCE ONLY

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

11.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of Texas but only to the extent not superseded by federal law.

12.  ARBITRATION

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, as an alternative to civil litigation and without any trial by jury to resolve such claims, conducted by a single arbitrator, mutually acceptable to the Bank and Executive, sitting in a location selected by the Bank within fifty (50) miles from the main office of the Bank, in accordance with the rules of the American Arbitration Association's National Rules for the Resolution of Employment Disputes then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

13.  PAYMENT OF LEGAL FEES

     To the extent that such payment(s) may be made without triggering penalty under Code Section 409A, all reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been resolved in Executive's favor, and such reimbursement

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

shall occur no later than sixty (60) days after the end of the year in which the dispute is settled or resolved in Executive's favor.

14.  OBLIGATIONS OF BANK

     The termination of Executive's employment, other than following a Change in Control, shall not result in any obligation of the Bank under this Agreement.

15.  SUCCESSORS AND ASSIGNS

     The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

                            [Signature Page Follows]
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



                                   SIGNATURES

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, as of the Effective Date.

                                            OMNIAMERICAN BANK



                                            By: /s/ Wayne P. Burchfield, Jr.
                                                --------------------------------




                                            EXECUTIVE



                                            By: /s/ Terry Almon
                                                --------------------------------
                                                Terry Almon



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